CUSTODIAN AGREEMENT


     This Agreement, dated as of ________, 1997, is entered into by and between VARIABLE INSURANCE FUNDS (hereinafter called the "Trust"), a Massachusetts business trust having its principal place of business in Columbus, Ohio , and United States National Bank of Oregon, a national bank having its principal office in Portland, Oregon (hereinafter called the "Custodian").

     In consideration of the mutual covenants herein contained, the Trust and the Custodian agree as follows:

1.        Appointment and Acceptance.

          The Trust hereby appoints the Custodian as custodian of all of the securities and cash of each investment portfolio of the Trust identified on Schedule A hereto (a "Fund"), and the Custodian agrees to act as such upon the terms and conditions herein set forth. The Trust agrees to deliver to the Custodian all securities and cash owned by a Fund, and all payments of income, payments of principal, or capital distributions received by a Fund with respect to all securities owned by such Fund from time to time, and the cash consideration received by a Fund for such new or treasury units of beneficial interest of such Fund ("Shares") as may be issued or sold from time to time. The Custodian shall not by responsible for any property of the Trust held or received by a Fund and not delivered to the Custodian.

2.        Definitions.

          The word  "securities" as used herein shall have the meaning stated in
          Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act").

          The words "proper instructions" as used herein mean a writing signed or initialled by such one or more person or persons ("Authorized Persons") and in such manner as the Board of Trustees of the Trust shall have from time to time authorized and whose authority, names and signatures have been most recently certified to the Custodian by the Secretary or an Assistant Secretary of the Trust. Each such writing shall set forth the transactions involved, including a specific


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          statement  of the purpose for which action is  requested.  Payments of monies or deliveries of securities with respect to a Fund for purposes not specifically set forth in this Agreement shall be made by the Custodian only upon receipt of, in addition to proper instructions, a Resolution specifying the amount of such payment or describing the securities to be delivered, the purpose of which the payment or delivery is being made and declaring such purpose to be a proper purpose of such Fund and naming the person or persons to whom such payment or delivery is to be made. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by Authorized Persons. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a Resolution as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trustees, proper instructions may include communications effected directly between electromechanical or electric devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.

          The word "Resolution" shall mean a copy of a resolution of the Board of Trustees (or the executive committee) of the Trust duly certified by the Secretary or an Assistant Secretary of the Trust.

          The word "Depository" as used herein means each of Depository Trust Company, Federal Reserve Book Entry System, or any other system for the central handling of securities as more fully described in Section 11 herein.

3.        Names, Titles and Signatures.

          The Trust will furnish the Custodian with a Resolution indicating the name(s) and signature(s) of the Authorized Persons from time to time authorized to act hereunder. In the event that any person named in the most recent Resolution shall cease to be an Authorized Person, the Trust will furnish the Custodian with a certificate of the Secretary or an Assistant Secretary advising it to that effect. In the absence of such certificate, the Custodian shall be entitled to rely, as aforesaid, upon the signatures of the Authorized Persons named in the most recent Resolution.



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4.        Accounts.

          The Custodian shall maintain an account (or accounts) on behalf of each Fund, which may be an account (or accounts) used commonly on behalf of only those customers for whom the Custodian acts in a fiduciary, advisory, custodian, or other similar capacity. Such account (or accounts) with respect to a Fund shall be subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and the Custodian shall hold in such account (or accounts), subject to the provisions hereof, all cash received by it from or for the account of such Fund other than cash maintained by such Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian on behalf of each Fund in such account (or accounts) shall be at all times identifiable as such in the Custodian's records.

          Funds held by the Custodian on behalf of a Fund may be deposited by it as Custodian for such Fund in such other banks or trust companies as it may in its discretion deem necessary or desirable in accordance with the purposes and terms described herein, provided that every such other bank or trust company shall be qualified to act as a custodian under the 1940 Act and further provided that each such bank or trust company and the deposit of funds with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Trust as evidenced by a Resolution. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

5.        Collection of Income.

          The Custodian shall collect all income and other payments with respect to securities held hereunder when such securities are in the name of, or in the process of transfer into the name of, the Custodian or a nominee of the Custodian on the record date for such income or other payments in the case of registered securities, or are held by the Custodian on the date of payment by the issuer thereof in the case of bearer securities. The Custodian shall credit all such income collected by it hereunder with respect to a Fund to the account of such Fund. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect dividends and interest when due on securities registered in the name of the Custodian or a nominee of the Custodian. With



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          respect to securities of foreign  issue,  while the Custodian will use its best efforts to collect any monies which may to its knowledge become collectible arising from such securities, including dividends, interest and other income, and to notify the Trust of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such securities, it is understood that the Custodian shall be under no responsibility for any failure or delay (other than a failure or delay arising from the Custodian's own negligence or bad faith) in effecting such collections or giving such notices, whether or not relevant information is published in any financial service available to it.

          The Custodian shall not be under any obligation or duty to take action to effect collection of any amount, if the securities (domestic or foreign) upon which such amount is payable are in default and payment is refused after due demand or presentation. The Custodian will, however, promptly notify the Trust in writing of such default and refusal to pay.

6.        Payment of Money of a Fund.

          Upon  receipt  of  proper   instructions,   which  may  be  continuing
          instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

          a. Upon the purchase of securities for the account of such Fund but only (1) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of such Fund or in the name of a nominee of such Fund or in the name of a nominee of the Custodian referred to in Section 8 hereof or in proper form for transfer; (2) in the case of a purchase effected through a Depository, in accordance with the conditions set forth in Section 11 hereof; or (3) in the case of repurchase agreements entered into between such Fund and a bank or a registered broker-dealer, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by such Fund of securities owned by the bank or the registered broker-dealer along with written evidence of the agreement by the bank or the

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               bank  or  the  registered   broker-dealer   to  repurchase   such
               securities from such Fund;

          b. In connection with the conversion, exchange or surrender of securities owned by such Fund as set forth in Section 7(b) hereof;

          c. For the redemption or repurchase of Shares of such Fund as set forth in Section 10 hereof;

          d. For the payment of any expense or liability incurred by such Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of such Fund whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

          e. For the payment of any dividends declared with respect to such Fund pursuant to the governing documents of the Trust;

          f. For transfer to a demand or time deposit account of such Fund in any bank, whether domestic or foreign, or in any savings and loan association; and

          g. For any other proper purposes of such Fund, but --- only upon receipt of, in addition to proper ---- instructions, a Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose of such Fund, and naming the person or persons to whom such payment is to be made.

7. Duties of Custodian with Respect to Securities of a Fund held by Custodian.

          a.   Holding Securities.

               The Custodian shall hold in a separate account for each Fund, and physically segregated at all times, except for securities held in a Depository, from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of such Fund. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any securities and investments, except pursuant to proper instructions of the Trust or as otherwise provided herein and only for the account of a


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               Fund as hereinafter provided.

          b.   Delivery of Securities.

               The Custodian shall release and deliver securities owned by a Fund held by the Custodian or in a Depository account of the Custodian only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               (1) Upon the sale of such securities for the account of such Fund and receipt of payment therefor;

               (2)  Upon  the  receipt  of  payment  in   connection   with  any
                    repurchase agreement related to such securities entered into by such Fund;

               (3) In the case of a sale effected through a Depository, in accordance with the provisions of Section 11 hereof;

               (4) To a Depository in connection with tender or other similar offers for portfolio securities of such Fund;

               (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

               (6) To the issuer thereof, or its agent, for transfer into the name of such Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 9; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided, that, in any such case, the new securities are to be delivered to the Custodian;

               (7) To the broker selling the same for examination in accordance with the "street delivery" custom;

               (8) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such


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                    securities,   or  pursuant  to  provisions   for  conversion
                    contained  in such  securities  or  pursuant  to any deposit
                    agreement;   provided  that,  in  any  such  case,  the  new
                    securities and cash, if any, are to be delivered to the Custodian;

               (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               (10) For delivery in connection with any loans of securities made by such Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and such Fund, which may be in the form of cash, obligations issued by the United States Government, its agencies or instrumentalities, or other securities as permitted in accordance with the terms of the current Prospectus of such Fund;

               (11) For delivery as security in connection  with any  borrowings by such Fund requiring a pledge of assets by such Fund, but only against receipt of amounts borrowed by the Custodian except where additional collateral is being pledged on an outstanding loan; or

               (12) For any other  proper  purposes of such Fund,  but only upon receipt of, in addition to proper instructions, a Resolution specifying the securities to be delivered, setting forth the purposes to be proper purposes of such Fund, and naming the person or persons to whom delivery of such securities shall be made.

8.        Registration of Securities.

          Securities held by the Custodian (other than bearer securities) on behalf of a Fund shall be registered in the name of such Fund or in the name of any nominee of such Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to such Fund, unless the Trust has authorized in writing the appointment of a


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          nominee  to  be  used  in  common  with  other  registered  investment companies having the same investment adviser as such Fund or in common exclusively with other accounts for which the Custodian acts in a fiduciary, advisory, custodial, or other similar capacity, or in the name or nominee name of any agent appointed pursuant to Section 9 or in the name of any nominee or nominees used by a Depository. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street" or other good delivery form. The Custodian shall use its best efforts to the end that the specific securities held by the Custodian on behalf of each Fund shall be at all times identifiable as such in the Custodian's records.

9.        Appointment of Agents.

          Subject to the provisions of Section 12 of this Agreement, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank (as defined in the 1940 Act) as its agent or subcustodian to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

10. Payments for Redemption or Repurchase of Shares of a Fund.

          From such funds as may be available for the purpose, but subject to the limitations of the Amended and Restated Declaration of Trust (the "Agreement and Declaration of Trust") and Bylaws of the Trust and any applicable votes of the Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent for a Fund, make funds available for payment to holders of Shares ("Shareholders") of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to a commercial bank designated by a redeeming Shareholder.

11.       Deposit of a Fund's Assets in a Depository.

          The Custodian may deposit and/or maintain securities owned by a Fund in (1) a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and provided such deposit and/or

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          maintenance  complies  with all  applicable  provisions  of Rule 17f-4 under the 1940 Act, as such Rule may from time to time be amended,  or
          (2) the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 C.F.R. 306, Subpart B of 31 C.F.R. Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O. The Trust shall furnish the Custodian with a Resolution evidencing the approval by the Trust of the use of a Depository by the Custodian. The Board of Trustees of the Trust shall review, at least annually, the use of a Depository with respect to this Agreement.

          Without limiting the generality of the foregoing regarding the use of such Depository, it is agreed that the following provisions shall apply thereto:

          a. The Custodian shall deposit and/or maintain the securities in an account of the Custodian in the Depository that shall not include any assets of the Custodian other than assets held by it for customers;

          b. The Custodian shall send the Trust a confirmation of any transfers to or from the account of a Fund. Where securities are transferred to that account, the Custodian shall also, by book entry or otherwise, identify as belonging to such Fund a quantity of securities in a fungible bulk of securities (1) registered in the name of the Custodian (or its nominee) or (2) shown on the Custodian's account on the books of the Depository;

          c. The Custodian shall pay for securities purchased for the account of a Fund upon (1) receipt of advice from the Depository that such securities have been transferred to the account, and (2) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. The Custodian shall transfer securities sold for the account of a Fund upon (1) receipt of advice from the Depository that payment for such securities has been transferred to the account, and (2) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Depository of transfers of securities for the account of a Fund shall identify such Fund as well as the Trust, be maintained for such Fund by the Custodian and be provided to the Trust at its request. The Custodian shall furnish the Trust confirmation of each transfer to or from the account of


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               a Fund in the  form of a  written  advice  or  notice  and  shall
               furnish  to  the  Trust  copies  of  daily   transaction   sheets
               reflecting each day's transactions in the Depository for the account of a Fund on the next business day;

          d. The Custodian shall promptly send to the Trust reports the Custodian receives from the Depository on the Depository's system of internal accounting control. The Custodian shall send to the Trust such reports on its own system of internal accounting control as the Trust may reasonably request from time to time;

          e. The Custodian shall comply with all other conditions which may be imposed from time to time by statute or by appropriate rules and regulations on the use of a Depository with respect to the securities of a Fund; and

          f. Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to a Fund for any loss or damage to such Fund resulting from the use of a Depository by reason of the Custodian's willful misfeasance, bad faith, or negligence, or from any failure of the Custodian or any such agent to pursue diligently such rights as it may have against such Depository; at the election of a Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Depository or any person which the Custodian may have as a consequence of any such loss or damage if and to the extent that such Fund has not been made whole for any such loss or damage. Furthermore, the Custodian shall be fully responsible for any loss suffered by a Fund as a result of any act or failure to act on the part of a Depository, to the same extent that the Custodian would have been liable had the Custodian taken or failed to take such action with respect to securities of such Fund entrusted to its custody. Without, in any way, limiting the generality of the foregoing, the Custodian shall be responsible for the safe custody of the securities held in such Depository, to the same extent as if the Custodian held physical possession of such securities.

12.      Use of Subcustodians.

         Subject to Board of Trustees approval pursuant to Rule 17f-5 under the 1940 Act, the Custodian may, in connection with the purchase and sale


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         by a Fund of securities  outside the United  States,  in its discretion appoint in writing (and may at any time remove) any other bank or trust company (which may include a foreign branch or agency of a bank or trust company) as its agent hereunder (individually, a "Subcustodian") to carry out, in accordance with the terms of this Agreement, such of the provisions of the Agreement as the Custodian may, from time to time, direct; provided, however, that such Subcustodian (which itself would meet the qualifications for successor custodian set forth in
         Section 18 and which will have been selected with reasonable care, having in mind the duties to be assigned to it) is understood to be the agent of the Custodian and not the agent of such Fund, and the Custodian shall be fully responsible for the acts of such Subcustodian and shall not be relieved of any of its responsibilities hereunder by the appointment of such Subcustodian.

13.      Use of Euro-clear Securities Clearance Facilities.

         A Fund may, from time to time, with respect to securities purchased or sold by such Fund in Europe, if any, wish to use the Euro-clear Securities Clearance Facilities. In such cases, a Subcustodian of the Custodian employed pursuant to Section 12 may, notwithstanding the other provisions of this Agreement:

         a. make payments of cash upon the purchase of securities for the account of such Fund prior to delivery of such securities to the Subcustodian; and

         b. deliver securities upon sales of such securities for the account of such Fund prior to receipt by the Subcustodian of payment therefor;

         provided that any such transactions shall be implemented in accordance with procedures agreed to in advance in writing by the Trust, the Custodian and such Subcustodian.

14.      Voting and Other Action.

         The Custodian shall promptly deliver or mail to the Trust all forms of proxies and all notices of meetings and other notices or announcements affecting or relating to the securities of a Fund, and, upon receipt of proper instructions, shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent

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         to take any other  action with  respect  thereto  (except as  otherwise herein provided) unless ordered to do so by proper instructions.

15.      Transfer Tax and Other Disbursements.

         A Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement; provided that, with the exception of such transfer taxes, a Fund shall not pay or reimburse the Custodian for any disbursements or expenses made or incurred in connection with the use by the Custodian of a Depository.

         The Custodian shall execute and deliver and shall cause any Depository to execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such securities.

16.      Responsibility of Custodian.

         The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon proper instructions, Resolutions, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate signed by the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Trust. The Custodian may receive and accept a Resolution as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Agreement and Declaration of Trust or Bylaws of the Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice from the Secretary or an Assistant Secretary to the contrary.

         The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only in the case of its willful misfeasance, bad faith, or negligence in the performance of its duties.

         If a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         The Custodian shall not incur any personal liability of any nature in connection with any act done or omitted to be done in good faith in the administration of this account or in carrying out any directions of the Trust or its officers and/or trustees issued in accordance with this Agreement, and the Custodian shall be indemnified and saved harmless by the Trust from and against any and all such act or conduct in its official capacity, including all expenses reasonably incurred in its defense in case the Trust fails to provide such defense, unless such act or conduct is the result of the Custodian's own willful misconduct, bad faith, or negligence.

17.      Effective Period, Termination and Interpretive and
         Additional Provisions.

         This Agreement shall become effective with respect to a Fund as of the date first written above, and shall continue in full force and effect until terminated with respect to a Fund by an instrument in writing either delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery and mailing; provided, however, that the Trust shall not terminate this contract in contravention of any applicable Federal or state regulations, or any provisions of the Agreement and Declaration of Trust and Bylaws of the Trust as the same may from time to time be amended, and further provided, that the Trust may at any time by action of its Board of Trustees substitute with respect to a Fund another bank or trust company for the Custodian by giving notice as above to the Custodian.

         Upon termination hereof the Custodian shall be entitled to such compensation as may be due it as of the date of such termination and shall likewise be entitled to reimbursement for its costs, expenses, and disbursements (whether incurred prior to or subsequent to termination) and as provided herein.

         This Agreement may be amended with respect to a Fund at any time by mutual agreement of the parties hereto in writing; provided, however, that this Agreement may not be amended in contravention of any applicable Federal or state regulations, or any provisions of the Agreement and Declaration of Trust and Bylaws of the Trust as the same may from time to time be amended.

         In connection with the operation of this Agreement, the Custodian and the Trust may, with respect to a Fund, agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provisions to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or state regulations, or any provisions of the Agreement and Declaration of Trust and Bylaws of the Trust as the same may from time to time be amended. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

18.      Successor Custodian.

         If a successor custodian is appointed with respect to a Fund by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in form for transfer, all securities then held hereunder and all funds or other properties of such Fund deposited with or held by it hereunder.

         If no such successor custodian is appointed, the Custodian shall, in like manner, at its office, upon receipt of a certified copy of a vote of the Shareholders of such Fund, deliver such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Shareholders of such Fund shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company of its own selection qualified to act as a custodian under the 1940 Act, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $20,000,000, all securities, funds, and other properties held by the Custodian on behalf of such Fund and all instruments held by it relative thereto and all other property held by it with respect to such Fund under this Agreement. Thereafter such bank or trust company shall be the successor of the custodian with respect to such Fund under this Agreement.

         In the event that securities, funds, and other properties remain in the possession of the Custodian after the date of termination hereof owing to the failure of the trust to procure the certified copy referred to above, or to the failure of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

19.      Compensation of Custodian.

         The Custodian shall be entitled to compensation for its services and expenses as Custodian for the assets of a Fund as described on Schedule B hereto.

20.      Massachusetts Law to Apply.

         This Agreement shall be construed and the provisions hereof interpreted
         under  and  in  accordance  with  the  laws  of  The   Commonwealth  of
         Massachusetts.

21.      Limitation of Liability of the Trustees and Shareholders.

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

22.      Notices.

         All directions, orders, instructions, notices, accountings, reports and other written communications required to be given under this Agreement shall be addressed to the parties at their respective addresses as shown below or such other addresses as each may hereafter designate in writing delivered to the other:

                            In the case of the Trust:

                            Variable Insurance Funds
                            3435 Stelzer Road
                            Columbus, Ohio 43219-3035

                          In the case of the Custodian:

                             United States National Bank of Oregon
                             Trust Operations Department
                             111 S.W. Fifth Avenue T-6
                             Portland, Oregon
                             Attention: Kathy Richmond


         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized officers and its seal to be hereunto affixed as of the day first written above.

                               VARIABLE INSURANCE FUNDS

[ SEAL ]                    By:_______________________________________


                            Title:____________________________________

                                 UNITED STATES NATIONAL BANK OF OREGON

[ SEAL ]                     By:______________________________________


                             Title:___________________________________

                                                         Dated:  ________, 1997


                                   Schedule A
                           to the Custodian Agreement
                      between Variable Insurance Funds and
                      United States National Bank of Oregon


                  Name of Fund

Variable Insurance Money Market Fund
Variable Insurance Allocated Conservative Fund
Variable Insurance Allocated Balanced Fund
Variable Insurance Allocated Growth Fund
Variable Insurance Allocated Aggressive Fund


                                      VARIABLE INSURANCE FUNDS


                                      By:__________________________________
                                      Date:________________________________



                                      UNITED STATES NATIONAL BANK OF OREGON

                                      By:_________________________________
                                      Date:_______________________________

                                                          Dated:  _______, 1997


                                   Schedule B
                           to the Custodian Agreement
                      between Variable Insurance Funds and
                      United States National Bank of Oregon


     Each of the Funds named in Schedule A to the Custodian Agreement between the Variable Insurance Funds and United States National Bank of Oregon dated _____, 1997, as supplemented, shall pay United States National Bank a fee at an annual rate of three one-hundredths of one percent (.03%) of such Fund's average daily net assets. United States National Bank of Oregon shall also be entitled to be reimbursed by each Fund for its reasonable out-of-pocket expenses incurred in the performance of its duties under the Agreement.



                                           VARIABLE INSURANCE FUNDS


                                           By:______________________________
                                           Date:____________________________

                                           UNITED STATES NATIONAL BANK OF
                                           OREGON

                                           By:______________________________
                                           Date:____________________________



                                       B-1